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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement of our reports dated February 21, 1997 included herein and to all references to our Firm included in this registration statement.

                                         ARTHUR ANDERSEN LLP

Dallas, Texas

September 8, 1997